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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________


                                    FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             3DFX INTERACTIVE, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             CALIFORNIA                                 77-0390421
   -------------------------------              -----------------------
(State of incorporation or organization)           (IRS Employer
                                                    Identification No.)


                            4435 Fortran Drive
                           San Jose, California              95134
                   -------------------------------        -----------
              (Address of principal executive offices)     (Zip Code)

                          (408) 935-4400
                      ----------------------
         (Registrant's telephone number, including area code)















Item 2. Acquisition or Disposition of Assets

On May 13, 1999, Voodoo Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of 3Dfx Interactive, Inc. ("3Dfx"), merged (the "Merger") with and into STB Systems, Inc. ("STB"), with STB being the surviving corporation in the Merger. At special meetings of shareholders, the shareholders of each of 3Dfx and STB approved the Merger. As a result of the Merger, STB has become a wholly owned subsidiary of 3Dfx. STB designs, develops, manufactures, and markets graphics boards for use in desktop personal computers.

The Merger occurred pursuant to the terms of an Agreement and Plan of Reorganization dated as of December 13, 1998 (the "Merger Agreement") by and among 3Dfx, STB and Merger Sub. Pursuant to the Merger Agreement, each share of Common Stock of STB ("STB Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) was converted into the right to receive 0.65 (the "Exchange Ratio") of a share of 3Dfx's Common Stock. Based on the outstanding Common Stock of STB, 3Dfx expects to issue approximately 8,267,000 shares of 3Dfx Common Stock. No fractional shares will be issued and in lieu therefor STB shareholders will receive a cash payment equal to the fraction of a share multiplied by $18.50. In addition, 3Dfx will assume options to purchase 842,451 shares of STB Common Stock outstanding immediately prior to the Effective Time. These options will be converted into an option to acquire 65% as many shares of 3Dfx Common Stock, at an exercise price per share equal to the exercise price per share of the STB Common Stock under such STB option immediately prior to the merger divided by the Exchange Ratio. Additionally, an outstanding warrant to purchase shares of STB Common Stock was assumed by 3Dfx and converted into a warrant to acquire 65% of as many shares of 3Dfx Common Stock, at an exercise price per share equal to the exercise price per share of the STB Common Stock under such warrant immediately prior to the merger divided by the Exchange Ratio.

In connection with the Merger, 3Dfx issued or reserved an aggregate of approximately 9,680,000 shares of Common Stock, including shares issued upon conversion of the above-described warrants and the shares issuable upon exercise of outstanding options. The Common Stock of 3Dfx issued in the Merger was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-4 (File No. 333-76355) (the "Registration Statement") which the Securities and Exchange Commission (the "Commission") declared effective on April 15, 1999. The Common Stock of 3Dfx issuable upon exercise of options to purchase STB Common Stock was registered under the Securities Act pursuant to a Registration Statement on Form S-8 which was filed with the Commission on May 20, 1999.

The Merger constitutes a tax-free reorganization for federal income tax purposes and will be accounted for as a "purchase" by 3Dfx.

The Merger is more fully described in 3Dfx's Registration Statement. The Merger Agreement was included as Appendix A to the Joint Proxy
Statement/Prospectus (the "Joint Proxy Statement/Prospectus") contained in the Registration Statement and is incorporated herein by reference as Exhibit 2.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Financial Statements of Business Acquired.
    (i) The audited consolidated balance sheets of STB Systems, Inc. as of October 31, 1998 and 1997, the audited consolidated statements of operations, changes in shareholders' equity and cash flows of STB Systems, Inc. for the years ended October 31, 1998, 1997 and 1996, the related notes thereto, and the Report of Independent Accountants thereon are set forth at pages 10 to 26 of Appendix N to the Joint Proxy Statement/Prospectus included in the Registration Statement. Such financial statements, notes and reports set forth at such pages are incorporated herein by reference.
   (ii) The unaudited consolidated balance sheet of STB Systems, Inc. as of January 31,1999, the unaudited consolidated statements of operations, of changes in shareholders' equity and cash flows of STB Systems, Inc. for the three months then ended and the notes related thereto are set forth at pages 3 through 7 of Appendix P of the Joint Proxy
        Statement/ Prospectus included in the Registration Statement.
        Such financial statements and notes set forth at such pages are incorporated herein by reference.

(b)     Pro Forma Financial Information.
        The Registrant will file the required pro forma financial information under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than the 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

(c)     Exhibits.

Exhibit No.     Description

2.1 Agreement and Plan of Reorganization dated December 13, 1998, by and among 3Dfx Interactive, Inc.; STB Systems, Inc., and Voodoo Merger Sub, Inc. (incorporated by reference to Appendix A to the Joint Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-76355)).
23.1            Consent of PricewaterhouseCoopers LLP.
99.1            Press release of 3Dfx Interactive, Inc. dated May 13, 1999.

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Acquisition Agreement have been omitted. The Registrant agrees to supplementally furnish such schedules upon request of the Commission.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          3DFX INTERACTIVE, INC.
                                          (Registrant)

                                          /s/ L. GREGORY BALLARD
                                          --------------------------------------
                                          L. Gregory Ballard
                                          President and Chief Executive Officer

                                          /s/ DAVID ZACARIAS
                                          --------------------------------------
                                          David Zacarias
                                          Vice President, Administration and
                                          Chief Financial Officer
                                          (Principal Financial and
                                           Accounting Officer)

Dated: May 20, 1999